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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT of 1934

                                 August 22, 2002
                                 Date of Report
                        (Date of earliest event reported)

                                  TREIT, INC.
             (Exact name of registrant as specified in its charter)

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
              Virginia                          333-77229                      52-2140299
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      (State or other jurisdiction        (Commission File No.)             (I.R.S. Employer
            of incorporation)                                               Identification No.)
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                              1551 N. Tustin Avenue
                                    Suite 650
                           Santa Ana, California 92705
                    (Address of principal executive offices)


                                 (877) 888-7348
              (Registrant's telephone number, including area code)


                                       N/A
          (former name or former address, if changed since last report)

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ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

University Heights Business Park - San Antonio, Texas

      On August 22, 2002, T REIT, Inc. (the "Company") through its wholly owned subsidiary, TREIT - University Heights, LP, a Texas limited partnership, purchased the University Heights Business Park in San Antonio, Texas (the "Property") from Transwestern Heights, L.P., an unaffiliated third-party for $6,750,000 in cash. The Company paid approximately $14,000 for costs and expenses for selecting, evaluating and acquiring the Property, including surveys, appraisals, title insurance and escrow fees, legal and accounting fees and expenses, architectural and engineering reports, environmental and asbestos audits, travel and communication expenses, and other related expenses. The purchase price included a real estate sales commission payable to Triple Net Properties Realty, Inc., an affiliate of Triple Net Properties, LLC, the Company's advisor (the "Advisor"), of $135,000, approximately 2% of the purchase price.

      The Property is located at 5563 DeZavala Road in northeast San Antonio, approximately one-half mile from the I-10 intersection in the center of the I-10 corridor. San Antonio International Airport is in close proximity as is the I-35 North and the Austin-San Antonio corridors. The surrounding neighborhood is substantially developed with properties exhibiting a variety of uses including retail, restaurants, apartment communities and office buildings. Area landmarks include the South Texas Medical Center, La Cantera Conference Center & Golf Resort, University of Texas at San Antonio, Six Flags Fiesta Texas and Seaworld of Texas.

      Built in 2000, the Property is an approximately 68,400 square foot flex/ service center which consists of two one-story buildings, each comprised of 34,200 feet on approximately 6 acres. The Property has 267 parking spaces and is approximately 96% leased to nine national, regional and local credit tenants, including United States Geological Survey ("USGS"), The Pacesetter Corporation ("Pacesetter"), Computer Express and Lifetouch National School Studios. No leases expire during the next twelve-months. USGS occupies approximately 31% of the Property under a lease with the General Services Administration with an expiration in 2015. Pacesetter occupies approximately 20% of the Property with a lease expiring in 2008.

      The Company does not anticipate making any significant repairs or improvements to the Property over the next few years. An environmental assessment completed in connection with the purchase of the Property found no hazardous conditions. For federal income tax purposes, the Company's depreciable basis in the Property is approximately $5,062,500, subject to subsequent review by our independent auditors. When the Company calculates depreciation expense for tax purposes, it uses the straight-line method. The Company depreciates buildings and improvements over their estimated useful lives ranging primarily from 39 to 15 years, respectively. Tenant improvements, however, are typically amortized over the life of the respective lease.

      The Advisor retained Triple Net Properties Realty, Inc. to manage the Property for a property management fee equal to 5% of the gross income of the Property in addition to compensation for property-level services, including leasing fees, loan origination and servicing fees and property tax reduction fees.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Financial Statements

      It is not practical to provide the required financial statements at this time. Such financial statements will be filed as an amendment to this report on Form 8-K no later than 60 days after the deadline for filing this Form 8-K.

Exhibits

10.14 Amended and Restated Real Estate Purchase and Sale Agreement dated as of July 24, 2002 by and between Transwestern Heights, L.P. as seller and Triple Net Properties, LLC, as assigned to TREIT - University Heights, LP, a Texas limited partnership.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          TREIT, INC.

      Date:  September 5, 2002            By:  /s/ Anthony W. Thompson
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                                               Anthony W. Thompson
                                               President and Chief Executive
                                               Officer

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